UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-215496	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas 78258

(Address of principal executive offices) (Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company /_/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   /_/

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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

General. On January 16, 2018, Wytec International, Inc., a Nevada corporation (the “Company”) appointed Robert W. Merola as the new chief technical officer of the Company.

Compensation Arrangements. On January 16, 2018, the Company entered into an “at will” employment agreement with Mr. Robert W. Merola, the new chief technical officer of the Company (the “Agreement”). Pursuant to the Agreement, Mr. Merola will receive an annual salary of $150,000, which will be paid in twenty-four installments of $6,250 each on the fifth and twentieth day of each month. Additionally, pursuant to the Agreement, Mr. Merola will receive a cash signing bonus in the amount of $50,000, payable in twelve equal installments of $4,166.66 during his first twelve pay periods of 2018, and a quarterly cash bonus in the amount of $15,000 during the term of the Agreement. Notwithstanding the fact that Mr. Merola’s employment may be terminated by the Company or Mr. Merola for any reason or no reason, if the Agreement is terminated during the first year of its term by Mr. Merola for cause or removal from his position as the chief technical officer of the Company, or by the Company in any manner except in accordance with Section 13.1, 13.3, 13.4, or 13.5 of the Agreement, then (i) the Company will immediately pay to Mr. Merola a lump sum payment equal to Mr. Merola’s remaining annual compensation and accrued but unpaid bonus (if any, with respect to bonus) payable through the end of the first year of the term of this Agreement pursuant to Sections 6.1 and 6.2 of the Agreement, respectively, (ii) Mr. Merola will be entitled to all of the benefits under Section 7 of the Agreement, as amended, through the end of the first year of the term of the Agreement, and (iii) if applicable, all unvested stock options owned by Mr. Merola will immediately vest and Mr. Merola shall be entitled to exercise all vested stock options which Mr. Merola owns for a period of 90 days from the date of termination.

Biographical Information.

Robert Merola, age 55, has over 20 years of experience in networking, fiber optics, and wireless networks. He was the chief technical officer of the Company from January 2014 to August 2015, a director of the Company from April 2014 to August 2015, and a key employee of the Company from July 2012 to January 2014. He was also the chief technical officer of Competitive Companies, Inc., a Nevada corporation and the former parent company of the Company (“CCI”), from January 2014 to August 2015, a director of CCI from April 2014 to August 2015, and a key employee of CCI from July 2012 to January 2014. Prior to rejoining the Company, from September 2016 to January 2018, Mr. Merola was the vice president of business development of Goodman Networks, Inc., which manages regional and national installation and maintenance programs for network operators, e-retailers, and electronic manufacturers. From August 2015 to December 2017, Mr. Merola was the owner of Alorem Networks, a network design consulting company. From September 2011 to July 2012, Mr. Merola worked as a sales engineer for Alliance Corporation. From April 2008 to September 2011, he was the wireless network manager for GAW High Speed Internet, Inc. where his responsibilities included the design, installation, and project management of point-to-point and point-to-multipoint design and installation. Mr. Merola has experience installing microwave dishes and supporting hardware on tower sites and rooftops. He has also worked with and for major cellular carriers and consulted and lectured as a wireless expert.

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SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)       Exhibits

10.1.       Employment Agreement, dated January 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

(Registrant)

Date: January 17, 2018

/s/ William H. Gray

William H. Gray, Chief Executive Officer

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